UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2004

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

2727 North Loop West, Houston, Texas		77008-1037
(Address of Principal Executive Offices)		(Zip Code)

(713) 880-6500
(Registrant’s Telephone Number, including Area Code)

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

99.1	Enterprise Products Partners L.P. press release dated February 3, 2004.

Item 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

        On February 3, 2004, Enterprise Products Partners L.P. issued a press release regarding its financial results for the three and twelve month periods ended December 31, 2003 and 2002 and held a webcast conference call discussing those results. A copy of this earnings press release is filed as Exhibit 99.1 to this report, which is hereby incorporated by reference into this Item 12. The webcast conference call will be available for replay on Enterprise Products Partners L.P.‘s website at www.epplp.com. The conference call will be archived on our website for 90 days.

Use of Non-GAAP financial measures

        Our earnings press release includes the non-generally accepted accounting principle (“non-GAAP”) financial measures of gross operating margin, distributable cash flow, EBITDA and adjusted net income and earnings per unit amounts. The press release provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

        Gross operating margin. We evaluate segment performance based on the non-GAAP financial measure of gross operating margin. Gross operating margin (either in total or by individual segment) is an important performance measure of the core profitability of our operations. This measure forms the basis of our internal financial reporting and is used by senior management in deciding how to allocate capital resources among business segments. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating segment results. The GAAP measure most directly comparable to total segment gross operating margin is operating income.

        We define total segment gross operating margin as operating income before: (1) depreciation and amortization expense; (2) operating lease expenses for which we do not have the payment obligation; (3) gains and losses on the sale of assets; and (4) selling, general and administrative expenses. Gross operating margin is exclusive of other income and expense transactions, provision for income taxes, minority interest and extraordinary charges. Gross operating margin by segment is calculated by subtracting segment operating costs and expenses (net of the adjustments noted above) from segment revenues, with both segment totals before the elimination of intercompany transactions. In accordance with GAAP, intercompany accounts and transactions are eliminated in consolidation. Our non-GAAP financial measure of total segment gross operating margin should not be considered as an alternative to GAAP operating income.

        We include equity earnings from unconsolidated affiliates in our measurement of segment gross operating margin. Our equity investments with industry partners are a vital component of our business strategy. They are a means by which we conduct our operations to align our interests with those of our customers, which may be a supplier of raw materials or a consumer of finished products. This method of operation also enables us to achieve favorable economies of scale relative to the level of investment and business risk assumed versus what we could accomplish on a stand-alone basis. Many of these businesses perform supporting or complementary roles to our other business operations.

        Distributable cash flow. We define distributable cash flow as net income plus: (1) depreciation and amortization expense; (2) operating lease expenses for which we do not have the payment obligation; (3) cash distributions received from unconsolidated affiliates less equity in the earnings of such unconsolidated affiliates; (4) the subtraction of sustaining capital expenditures; (5) the addition of losses or subtraction of gains relating to the sale of assets; (6) cash proceeds from the sale of assets; (7) the addition of decreases or the subtraction of increases in the value of our financial instrument portfolios; and (8) the addition of losses or subtraction of gains relating to other miscellaneous non-cash amounts affecting net income for the period. Sustaining capital expenditures are capital expenditures (as defined by GAAP) generally resulting from improvements to and major renewals of existing assets. Distributable cash flow is a significant liquidity metric used by senior management to compare basic cash flows generated by the partnership to the cash distributions we expect to pay our limited and general partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

        Distributable cash flow is also an important non-GAAP financial measure for our limited partners since it serves as an indicator of the partnership’s success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the partnership is generating cash flows at a level that can sustain or support an increase in our quarterly cash distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a partnership unit is generally determined by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measure most directly comparable to distributable cash flow is cash flows from operating activities.

        EBITDA. We define EBITDA as net income plus interest expense, provision for income taxes and depreciation and amortization expense. EBITDA is used as a supplemental financial measure by management and by external users of financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess: (1) the financial performance of our assets without regard to financing methods, capital structures or historical cost basis; (2) the ability of our assets to generate cash sufficient to pay interest cost and support our indebtedness; (3) our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing and capital structure; and (4) the viability of projects and the overall rates of return on alternative investment opportunities. Because EBITDA excludes some, but not all, items that affect net income and these measures may vary among other companies, the EBITDA data presented in the press release may not be comparable to similarly titled measures of other companies. The GAAP measure most directly comparable to EBITDA is cash flows from operating activities.

        Adjusted net income and earnings per unit amounts. Our discussion of financial results for 2003 includes references to net income and fully diluted earnings per unit amounts that were adjusted to exclude non-cash asset impairment charges recorded during 2003. In reviewing financial results for the 2003 periods, management excluded the effect of these non-cash charges on earnings to evaluate the affected periods with other historical periods. Given the non-cash nature and infrequent occurrence of such write-downs, we believe that providing this adjusted financial information to investors will also assist them in making more meaningful comparisons with our historical financial results. The GAAP measures most directly comparable to non-GAAP adjusted net income and adjusted fully diluted earnings per unit are net income and fully diluted earnings per unit.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products GP, LLC, as general partner

Date: February 3, 2004	By:	/s/ Michael J. Knesek
Michael J. Knesek Vice President, Principal Accounting Officer and Controller of Enterprise Products GP, LLC